UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2009
Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

Bank of America Corporate Center
100 N. Tryon Street
Charlotte, North Carolina	28255

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 386-5681

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition of Assets
Item 9.01 — Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 2.01 — Completion of Acquisition or Disposition of Assets
On January 1, 2009, Merrill Lynch & Co., Inc. (“Merrill Lynch”) was acquired by Bank of America Corporation (“Bank of America”). Subsequent to this acquisition, and in connection with the integration of Merrill Lynch into Bank of America’s operations, Merrill Lynch sold two of its U.S. bank subsidiaries, Merrill Lynch Bank USA and its consolidated subsidiaries (“MLBUSA”) and Merrill Lynch Bank & Trust Co., FSB and its consolidated subsidiaries (“MLBT-FSB” and together with MLBUSA, the “ML U.S. Banks”), to Bank of America. The ML U.S. Banks were both wholly-owned subsidiaries of Merrill Lynch.
Both transactions were executed by the sale of shares of the respective entities by Merrill Lynch to Bank of America. The sale price of each entity was equal to its net book value as of the date of transfer. Consideration for the sale of MLBUSA was in the form of a floating rate demand note payable from Bank of America to Merrill Lynch, while MLBT-FSB was sold for cash. The sale of MLBUSA was completed on July 1, 2009. The sale of MLBT-FSB was completed on November 2, 2009.
Item 9.01 — Financial Statements and Exhibits
(b) Pro Forma Financial Statements
The following unaudited pro forma condensed consolidated financial statements of Merrill Lynch are filed as Exhibit 99.1 and are incorporated herein by reference:
(i) Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2009;
(ii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended December 26, 2008;
(iii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2009; and
(iv) Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.
(d) Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Merrill Lynch.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC. (Registrant)
By:	/s/ THOMAS W. PERRY
	Name:	Thomas W. Perry
	Title:	Chief Accounting Officer and Controller

Date: November 5, 2009

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